EXHIBIT 3.1


  CERTIFICATE  OF  AMENDMENT  OF  ARTICLES  OF  INCORPORATION
                           (After  Issuance  of  Stock)

                                                           Filed  by:

     IN  THE  OFFICE  OF
     /S/  DEAN  HELLER
DEAN  HELLER  SECRETARY  OF  STATE

                       Infinite  Technology  Holding  Corp.
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                              Name  of  Corporation

We  the  undersigned  Brian  Kulhanjian  and  Brian  Kulhanjian  of
                        ----------------     ----------------
Infinite  Technology  Holding  Corp.  do  hereby  certify:
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      Name  of  Corporation

        That the Board of Directors of said corporation at a meeting duly convened, held on the 25th day of April, 2000, adopted a resolution to amend the original articles as follows:

        Article  one  is  hereby  amended  to  read  as  follows:

                The  Name  Of  The  Corporation  is:  FlexxTech  Holdings,  Inc.

        The number of shares of the corporation outstanding and entitled to Vote on an amendment to the Articles of Incorporation is 100 that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                      /s/  Brian  Kulhanjian

                                                --------------------------------
                                                President  or  Vice  President

                                                      /s/  Brian  Kulhanjian

                                                --------------------------------
                                                Secretary  or  Assistant
                                                Secretary

State  of     California
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County  of    Los  Angeles
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        On    April  26,  2000  ,  personally  appeared  before  me,  a  Notary
Public,
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             Brian  Kulhanjian,                     who  acknowledged  that they
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Names  of  Persons  Appearing  and  Signing  Document

executed  the  above  instrument.


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[SEAL  OF  STATE  OF  CALIFORNIA           ROBERT  A  SNYDER
      APPEARS  HERE]                  Commission  #1124064
                                   Notary  Public--California
                                      Los  Angeles  County
                                 My  Comm.  Expires  Jan  26,  2001
===============================================================
(NOTARY  STAMP  OR  SEAL)

                                               /s/  Robert  A  Snyder

                                                ---------------------
                                               Signature  of  Notary